SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 28, 2004

Investors Financial Services Corp.

(Exact name of Registrant as specified in its charter)

Delaware	0-26996	04-3279817
(State or jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street Boston, Massachusetts 02116		02205-1537
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 617 937-6700

No change since last report

(Former name or former address, if changed

since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

At an investor conference on September 29, 2004, management will reaffirm estimates for the Company’s diluted earnings per share for the year ended December 31, 2004 of $2.00 to $2.05 per share.

This report contains forward-looking statements (statements which are not historical facts).  These statements, including the Company’s expected earnings per share for the year ending December 31, 2004, are based upon certain assumptions and estimates that might not be realized.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the timing and amount of interest rate movements by the Federal Reserve, changes in the relationship between short-term and long-term interest rates, the performance of global financial markets, and the Company’s ability to continue to manage its costs. Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and the Company’s Quarter Report on Form 10-Q for the Quarter Ended June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS FINANCIAL SERVICES CORP.

September 28, 2004	By:	/s/Kevin J. Sheehan
Kevin J. Sheehan
Chairman and Chief Executive Officer